            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER. --Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

--------------------------------------------------------------------------
                                                  GIVE THE
                                                  SOCIAL SECURITY
           FOR THIS TYPE OF ACCOUNT:              NUMBER OF--
--------------------------------------------------------------------------
                   1.   Individual                The individual

                   2.   Two or more individuals   The actual owner of the
                        (joint account)           account, or, if combined
                                                  funds, the first
                                                  individual on the
                                                  account(1)

                   3.   Custodian account of a    The minor(2)
                        minor (Uniform Gift to
                        Minors Act)

                   4.   a. The usual revocable    The grantor-trustee(1)
                           savings trust account
                           (grantor is also
                           trustee)

                        b. So-called trust        The actual owner(1)
                           account that is not a
                           legal or valid trust
                           under state law

                   5.   Sole proprietorship       The owner(3)

--------------------------------------------------------------------------
                                                  GIVE THE
                                                  EMPLOYER IDENTIFICATION
           FOR THIS TYPE OF ACCOUNT:              NUMBER OF--
--------------------------------------------------------------------------
                   6.   Sole proprietorship       The owner(3)

                   7.   A valid trust, estate,    The legal entity(4)
                        or pension trust

                   8.   Corporate                 The corporation

                   9.   Association, club,        The organization
                        religious, charitable,
                        educational or other
                        tax-exempt organization

                  10.   Partnership               The partnership

                  11.   A broker or registered    The broker or nominee
                        nominee

                  12.   Account with the          The public entity
                        Department of
                        Agriculture in the name
                        of a public entity (such
                        as a state or local
                        government, school
                        district or prison) that
                        receives agricultural
                        program payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, Form W-7, Application for I.R.S. Individual Taxpayer Indentification Number, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

PAYEES SPECIFICALLY EXEMPTED FROM WITHHOLDING INCLUDE:

    - An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

    - The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

    - An international organization or any agency or instrumentality thereof.

    - A foreign government or any political subdivision, agency or instrumentality thereof.

PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

    - A corporation.

    - A financial institution.

    - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

    - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    - A foreign central bank of issue.

    - A trust exempt from tax under Section 664 or described in Section 4947.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

    - Payments of patronage dividends not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) payments made by an ESOP.

PAYMENTS OF INTEREST GENERALLY EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

    - Payments of interest on obligations issued by individuals. (Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.)

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

    - Payments described in Section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451.

    - Payments made by certain foreign organizations.

    - Mortgage interest paid to you.

Certain payments, other than payments of interest dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Section 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, check the box containing the words "Part II" on the Substitute Form W-9, sign and date the form and return it to the payer.

PRIVACY ACT NOTICE

Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONSULT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.